UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

November 18, 2009
Date of Report (Date of earliest event reported)

ECO2 PLASTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

033-31067
(Commission File Number)

31-1705310
(IRS Employer Identification No.)

1143 CRANE STREET, SUITE 203
MENLO PARK, CA 94025

(209) 863-6200
 (Registrant's telephone number, including area code)

Former Address: 5300 Claus Road, Riverbank, CA 95367
Former Telephone Number: (209) 848-3900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[___] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[___] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[___] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[___] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02                      Termination of a Material Definitive Agreement

On November 18, 2009, Peninsula Packaging, LLC (“Peninsula”) terminated a supply agreement entered into on November 21, 2008 (the “Agreement”) with ECO2 Plastics, Inc. (the “Company”). Under the terms of the Agreement, the Company was to supply Peninsula and Peninsula was to purchase from the Company a minimum of 1.5M pounds of recycled polyethylene-terephthalate (“PET”) flakes per month. The term of the Agreement was three years. On September 8, 2009 the Company began dismantling the plant for relocation and reconstruction and has not been able to fulfill the supply requirements stipulated in the contract.

Item 1.03                      Bankruptcy or Receivership

On November 24, 2009, ECO2 Plastics, Inc. (the  “Debtor” or the “Company”) filed a voluntary petition for relief in the United States Bankruptcy Court, Northern District of California (the “Bankruptcy Court”) under Chapter 11 of Title 11 of the U.S. Bankruptcy Code (the “Code”). The Debtor’s negotiated Chapter 11 bankruptcy filing was done with the approval of its senior lenders. The case number of the filing is 09-3702 DM.

Under Chapter 11, certain claims in existence prior to the Debtor’s filing of the petition for relief under the U.S. Bankruptcy Code are stayed while the Debtor continues business operations as a debtor-in-possession. The Debtor will continue to operate its business as debtor-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Code.

While no trustee, examiner, or official committee has been appointed, there can be no assurance that the Debtor will remain in possession of its assets and control of its business as debtor-in-possession and that a trustee will not be appointed to operate the business of the Debtor.  The Debtor’s business relationships and arrangements, and its ability to negotiate future business agreements or arrangements may be affected negatively by its bankruptcy filing. In addition, there can be no assurance that the Debtor will successfully emerge from Chapter 11 protection, or will emerge with the ability to continue its business in the same manner in which it operated prior to the bankruptcy filing.

A copy of the news release dated November 25, 2009, announcing the bankruptcy filing is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02                                Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 19, 2009, the Board of Directors (the “Board”) of ECO2 Plastics, Inc. (“the Company”) accepted the resignation of Raymond Salomon from his position as Chief Financial Officer of the Company.  Mr. Salomon had served as Chief Financial Officer since his appointment on December 15, 2008.  Mr. Salomon’s resignation does not arise from any disagreement on any matter relating to the Company’s operations, policies or practices, or regarding the general direction of the Company.

Item 9.01                      Financial Statements and Exhibits

(c) Exhibits

99.1                                News release dated November 25, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECO2 PLASTICS, INC.
 (Registrant)

Date: November 25, 2009

/s/ Rodney S. Rougelot

Rodney S. Rougelot, CEO